Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces FDA Clearance of Remote Software Update Tool
for Insulin Pumps

San Diego, July 14, 2016 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim®, t:slim G4™ and t:flex® Insulin Pumps, today announced U.S. Food and Drug Administration (FDA) clearance of the Tandem Device Updater, a Mac® and PC-compatible tool for the remote update of Tandem insulin pump software.

“This clearance, combined with the flexibility provided by our pumps’ touchscreen interfaces, uniquely positions Tandem as the only insulin pump company with the ability to provide its customers access to new and enhanced features, separate from the typical multi-year warranty hardware replacement cycle,” said Kim Blickenstaff, president and CEO of Tandem Diabetes Care. “It’s a way to deliver ongoing innovation to our customers faster than the industry has been able to in the past, which is of particular significance as our artificial pancreas efforts accelerate.”

The first use of the Tandem Device Updater will be for deployment of the latest t:slim® Insulin Pump software to in-warranty t:slim Pumps purchased before April 2015. This updated software began shipping on new t:slim Pumps as of April 2015 and includes a variety of product enhancements for convenience and flexibility. Future software improvements and enhancements will be implemented through the Tandem Device Updater as they are cleared for commercial distribution.

The Company intends to roll out the Tandem Device Updater first to early t:slim Pump users throughout the summer in a series of test groups, followed by an expanded launch later this year.

For more information on the Tandem Device Updater, including how to sign up to be a part of the early test groups, please visit www.tandemdiabetes.com/updater.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim® Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first CGM-enabled pump with touch-screen simplicity. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tslimG4, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/TandemDiabetes.

t:slim, t:flex and Tandem Diabetes Care are registered trademarks, and t:slim G4 is a trademark of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding: the potential for the Tandem Device Updater to be used to deliver in-warranty product innovation without requiring the replacement of hardware and make it easier for the Company to bring new products to customers faster than the industry has been able to in the past; the Company’s ability to offer future software improvements and enhancements to Tandem pumps using the Tandem Device Updater; the scope and timing of the Company’s anticipated rollout of the Tandem Device Updater; and the Company’s efforts towards developing an artificial pancreas. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, successful commercialization of the Company's products, including the Tandem Device Updater, may be negatively impacted by lack of market acceptance by physicians, payors and people with diabetes; the potential that newer products that compete with the Company's products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company's products, including the Tandem Device Updater, obsolete or less desirable; the potential that the Tandem Device Updater may fail to perform according to its specifications or may not provide people with diabetes with anticipated benefits; and the potential that some or all of the future software improvements and enhancements to Tandem pumps may not be approved by the FDA in a timely manner or at all. Other risks and uncertainties include the Company's inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements, the Company's inability to contract with additional third-party payors for reimbursement of the Company's products, as well as other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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